UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2018

ELECTROMED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-34839	41-1732920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Sixth Avenue NW

New Prague, MN 56071

(Address of Principal Executive Offices)(Zip Code)

(952) 758-9299

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 17, 2018, Electromed, Inc. (the “Company”) renewed its $2,500,000 revolving line of credit with Choice Financial Group (formerly Venture Bank) (“Choice Financial Group”) pursuant to a Rider to Business Loan Agreement (Asset Based) and Change in Terms Agreement (collectively, the “Renewal Documents”). The Renewal Documents provide that the line of credit will be extended for an additional year and mature on December 18, 2019. Upon effectiveness of the renewal on December 18, 2018, interest on borrowings on the line of credit will be reduced from the prime rate less 0.25% to the prime rate less 1.00%, with no interest rate floor, and will remain payable monthly. The amount eligible for borrowing on the line of credit will remain limited to the lesser of $2,500,000 or 57.00% of eligible accounts receivable. Payment obligations under the line of credit also will remain secured by a security interest in substantially all of the tangible and intangible assets of the Company.

The foregoing description of the line of credit, as renewed, is qualified by reference to the text of the Renewal Documents, copies of which are attached as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in response to Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On December 18, 2018, the Company repaid in full the outstanding balance under that certain term loan with Choice Financial Group in the aggregate amount of approximately $1,080,000. The Company utilized cash to repay the outstanding balance. As a result of the payment, the Company no longer has any obligations under the term loan, thereby releasing Choice Financial Group’s security interest on the Company’s real property.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description	Method of Filing
10.1	Rider to Business Loan Agreement (Asset Based) with Choice Financial Group, dated December 18, 2018.	Filed Electronically

10.2	Change in Terms Agreement with Choice Financial Group, dated December 18, 2018.	Filed Electronically

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTROMED, INC.

Date: December 18, 2018	By: /s/ Jeremy T. Brock
	Name:	Jeremy T. Brock
	Title:	Chief Financial Officer